UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2005

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 22, 2005, Health Care Property Investors, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities LLC, as the representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell $250,000,000 aggregate principal amount of 5 5/8% senior notes of the Company due May 1, 2017 (the “Senior Notes”). The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, are expected to be used to repay outstanding borrowings under the Company’s revolving line of credit and for other general corporate purposes.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriters and the Company dated April 22, 2005.

4.1	Form of 5 5/8% Senior Notes due May 1, 2017.

4.2	Officers’ Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled “5 5/8% Senior Notes due May 1, 2017”.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Latham & Watkins LLP.

12.1	Ratio of Earnings to Fixed Charges.

99.1	Press Release Announcing the Offering dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: April 27, 2005	By:	/s/ Edward J. Henning
	Name:	Edward J. Henning
	Title:	Senior Vice President, General Counsel and Corporate Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriters and the Company dated April 22, 2005.

4.1	Form of 5 5/8% Senior Notes due May 1, 2017.

4.2	Officers’ Certificate pursuant to Section 301 of the Indenture dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled “5 5/8% Senior Notes due May 1, 2017”.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Latham & Watkins LLP.

12.1	Ratio of Earnings to Fixed Charges.

99.1	Press Release Announcing the Offering dated April 25, 2005.